Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-252947

Prospectus Supplement (To Prospectus Dated February 10, 2021)

$ 1,900,000,000

$900,000,000 4.500% Notes due 2033

$600,000,000 4.950% Notes due 2052

$400,000,000 5.150% Notes due 2063

Union Pacific Corporation (the “Company” or “Union Pacific”) is offering $900,000,000 aggregate principal amount of 4.500% notes due 2033 (the “2033 notes”), $600,000,000 aggregate principal amount of 4.950% notes due 2052 (the “2052 notes” or the “green notes”) and $400,000,000 aggregate principal amount of 5.150% notes due 2063 (the “2063 notes” and, collectively with the 2033 notes and the 2052 notes, the “notes”). The 2033 notes will mature on January 20, 2033, the 2052 notes will mature on September 9, 2052 and the 2063 notes will mature on January 20, 2063.

We will pay interest on the 2033 notes semi-annually in arrears on each January 20 and July 20, commencing January 20, 2023. We will pay interest on the 2052 notes semi-annually in arrears on each September 9 and March 9, commencing March 9, 2023. We will pay interest on the 2063 notes semi-annually in arrears on each January 20 and July 20, commencing January 20, 2023.

We may redeem some or all of each series of notes at any time and from time to time at the applicable redemption prices described in this prospectus supplement under the heading “Description of the Notes—Optional Redemption.” There is no sinking fund for the notes. If we experience a change of control repurchase event, we may be required to offer to purchase the notes from holders. See “Description of the Notes—Change of Control Repurchase Event.”

There is currently no market for the notes offered hereby, and we cannot assure you that a market for the notes will develop. We do not intend to list the notes on any national securities exchange.

Investing in our notes involves risks. See “Risk Factors” beginning on page S-2 of this prospectus supplement and on page 2 of the accompanying prospectus.

	Price to Public(1)	Underwriting Discount	Proceeds to the Company before expenses(1)
Per 2033 note	99.661%	0.650%	99.011%
Total	$896,949,000	$5,850,000	$891,099,000
Per 2052 note	99.335%	0.875%	98.460%
Total	$596,010,000	$5,250,000	$590,760,000
Per 2063 note	99.283%	0.875%	98.408%
Total	$397,132,000	$3,500,000	$393,632,000

(1)	Plus accrued interest from September 9, 2022, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the notes, in book-entry form only through The Depository Trust Company (“DTC” or the “Depository”), will be made on or about September 9, 2022. Beneficial interests in the notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Joint Book-Running Managers

BofA Securities	Barclays	US Bancorp	Wells Fargo Securities

Green Structuring Agent

Senior Co-Managers

Citigroup	Credit Suisse	J.P. Morgan	Morgan Stanley

Co-Managers

Mizuho Truist Securities Loop Capital Markets	MUFG BNY Mellon Capital Markets R. Seelaus & Co., LLC	PNC Capital Markets LLC Fifth Third Securities Mischler Financial Group, Inc

The date of this prospectus supplement is September 6, 2022.

We are solely responsible for the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We do not take responsibility for any other information that others may give you. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction or under any circumstances in which the offer or sale is unlawful. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the date of such information.

Prospectus Supplement

Prospectus

The terms “Union Pacific,” “Company,” “we,” “us” and “our” used in this prospectus supplement refer to Union Pacific Corporation (together with its subsidiaries) unless the context otherwise requires.

THE COMPANY

Overview

Union Pacific Corporation owns Union Pacific Railroad Company, its principal operating subsidiary and one of America’s most recognized companies. Union Pacific Railroad Company connects 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. The railroad’s diversified business mix includes Bulk, Industrial and Premium. Union Pacific serves many of the fastest-growing U.S. population centers, operates from all major West Coast and Gulf Coast ports to eastern gateways, connects with Canada’s rail systems, and is the only railroad serving all six major Mexico gateways. Union Pacific provides value to its roughly 10,000 customers by delivering products in a safe, reliable, fuel-efficient and environmentally responsible manner.

Union Pacific Corporation was incorporated in Utah in 1969 and maintains its principal executive offices at 1400 Douglas Street, Omaha, Nebraska 68179. The telephone number at that address is (402) 544-5000. The common stock of Union Pacific Corporation is listed on the New York Stock Exchange under the symbol “UNP”.

We will, upon request, provide without charge to each person to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of any or all of the documents incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or oral requests should be directed to: Union Pacific Corporation, 1400 Douglas Street, Omaha, Nebraska 68179, Attention: Corporate Secretary (telephone (402) 544-5000).

RISK FACTORS

An investment in the notes involves a number of risks, including those described below and those incorporated by reference into this prospectus supplement. You should carefully consider these risk factors and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information under the heading “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2021 before you decide to purchase any notes.

Risks Relating to the Notes

The indenture does not restrict the amount of additional indebtedness that we may incur.

The indenture governing the notes does not place any limitation on the amount of unsecured indebtedness that we may incur. Our incurrence of additional indebtedness may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, reducing the market price of the notes and causing a risk that the credit rating of the notes will be lowered or withdrawn. If we incur any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with the holders of the notes and our existing unsecured debt in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our business.

There are limited covenants and protections in the indenture.

While the indenture and the notes contain terms intended to provide protection to holders upon the occurrence of certain events involving significant corporate transactions, these terms are limited and may not be sufficient to protect your investment in the notes. For example, there are no financial covenants in the indenture or any limitation to the amount of indebtedness that we may incur. In addition, the provisions in the indenture and the notes may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring or another similar transaction.

We may be unable to generate the cash flow to service our debt obligations, including the notes.

We cannot assure you that our future cash flow will be sufficient to allow us to meet our payment obligations on our debt, including the notes. Our ability to generate cash flow from operations to make scheduled payments on our debt, including the notes, will depend on our future financial and operating performance, which will be affected by a range of economic, competitive and business factors. We cannot control many of these factors, such as general economic and financial conditions in the U.S. railroad industry, regulatory developments, downturns in the economy in general or the initiatives of our competitors. Our ability to generate cash flow to meet our payment obligations under our debt, including the notes, may also depend on our successful implementation of our operating and growth strategies. We cannot assure you that we will be able to implement our strategies or that the anticipated results of our strategies will be realized. If we do not generate sufficient cash flow to satisfy our obligations under our debt, including the notes, we may have to seek additional capital or undertake alternative financing plans, such as refinancing or restructuring our debt, or selling assets. Any of these actions could result in unanticipated costs, disrupt the implementation of our business or otherwise hinder our performance. Moreover, we may not be able to take any of these actions on commercially reasonable terms, or at all. Our inability to generate sufficient cash flow or to raise additional capital in order to satisfy our obligations under our debt, including the notes, or to refinance them on commercially reasonable terms, would have a material adverse effect on our business, financial condition and results of operations.

The notes will be unsecured and effectively subordinated to our future secured debt.

Holders of any secured indebtedness that we may incur will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing the secured indebtedness. The notes will be effectively subordinated to all of our future secured indebtedness to the extent of the value of the collateral. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claims to those of our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness.

The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries.

The notes will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries, and the claims of creditors of our subsidiaries, including trade creditors, will have priority as to the assets and cash flows of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of any of our subsidiaries, holders of their liabilities, including their trade creditors, will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. None of our subsidiaries will guarantee the notes at the time of issuance.

We may not have sufficient funds, or the ability to raise sufficient funds, to satisfy our obligation to offer to repurchase the notes upon a change of control repurchase event.

Upon a change of control repurchase event, as that term is defined in “Description of the Notes—Change of Control Repurchase Event” of this prospectus supplement, we will be required to make an offer in cash to repurchase all or any part of each holder’s notes at a price equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest, if any. The source of funds for any such repurchase would be our available cash or cash generated from operations or other sources, including borrowings, sales of equity or funds provided by a new controlling person or entity. We cannot assure you that sufficient funds will be available at the time of any change of control repurchase event to repurchase all tendered notes pursuant to this requirement. Our failure to offer to repurchase notes, or to repurchase notes tendered, following a change of control repurchase event will result in a default under the indenture governing the notes.

Our credit ratings may not reflect the risks of investing in the notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings may affect the market price of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating. We do not, and the underwriters do not, undertake any obligation to maintain the ratings or to advise holders of the notes of any change in ratings.

There is no established trading market for the notes, and an active trading market may not develop for the notes.

The notes are new issues of securities for which there currently are no established trading markets. We do not intend to list the notes on any securities exchange. While the underwriters of the notes have advised us that they intend to make markets in the notes, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given:

•	as to the development or continuation of any market for the notes;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell the notes or the price at which you may be able to sell the notes.

The absence of active public trading markets could have an adverse effect on the liquidity and value of the notes.

The green notes may not be a suitable investment for all investors seeking exposure to green assets.

The examples of projects to which we may elect to allocate the proceeds of this offering described under “Use of Proceeds” are for illustrative purposes only, and we cannot assure you that disbursements for projects with these specific characteristics will be made by us with the proceeds of this offering. We have significant flexibility in allocating the net proceeds from this offering, including re-allocating the net proceeds in the event we determine in our discretion that certain projects no longer meet the criteria for Eligible Green Projects. We cannot assure you that the projects funded with the proceeds from this offering will meet, or continue to meet, investor expectations regarding sustainability performance or expectations for sustainable finance products. In particular, we cannot assure you that the use or allocation of such proceeds for any Eligible Green Projects will satisfy, whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply. The Eligible Green Projects to which we allocate the net proceeds from this offering have complex direct or indirect environmental, sustainability or social impacts and adverse environmental or social impacts may occur during the design, construction and operation of the projects, or the projects may become controversial or criticized by activist groups or other stakeholders, which could have a negative effect on the trading price of the notes.

Although it is our intention to apply the net proceeds from the green notes to Eligible Green Projects in the manner described under “Use of Proceeds,” we cannot assure you that we will be capable of applying such net proceeds in such manner or in accordance with any timing schedule, and accordingly we cannot assure you that such net proceeds will be totally or partially disbursed for such Eligible Green Projects. We also cannot assure you that such Eligible Green Projects will be completed within any specified time period or at all, or that such Eligible Green Projects will achieve the results or outcome (whether or not related to the environment) originally expected or anticipated by us. Any such failure to apply the net proceeds from this offering to any Eligible Green Projects, any failure of Eligible Green Projects to achieve the results or outcome originally expected or anticipated by us, or the withdrawal of any opinion or certification of a third party or any attestation that we are not complying in whole or in part with any matters subject to such opinion or certification may have a material adverse effect on the value of the notes and/or result in adverse consequences for certain investors with portfolio mandates to invest in securities to be used for a particular purpose. Furthermore, no such failure will constitute an Event of Default under the indenture governing the notes.

There is no legal, regulatory or market definition of or standardized criteria for what constitutes a “green,” “social,” “sustainable” or other equivalently labeled project, and any such designations made by third parties with respect to the green notes may not be suitable for the investment criteria of an investor.

There is currently no clearly defined definition (legal, regulatory or otherwise) of, or market consensus as to what constitutes, a “green,” “social,” “sustainable” or an equivalently labeled project, or as to what precise attributes are required for a particular project to be defined as “green,” “social,” “sustainable” or such other equivalent label, and we cannot assure you that such a clear definition or consensus will develop over time. Accordingly, we cannot assure you that any Eligible Green Projects selected to receive an allocation of funds from the net proceeds of the green notes will meet any or all investor expectations regarding such “green,” “social,” “sustainable” or other equivalently-labeled performance objectives, or that any adverse environmental, social and/or other impacts will not occur during the implementation of any Eligible Green Projects funded in whole or in part by the net proceeds from the sale of the green notes.

No assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any opinion or certification of any third party (whether or not solicited by us) that may be made available in connection with the issuance of the green notes and, in particular, with respect to whether any Eligible Green

Projects fulfill any environmental, social, sustainability and/or other criteria. For the avoidance of doubt, any such opinion or certification is not and shall not be deemed to be incorporated into and/or form part of this prospectus supplement. Any such opinion or certification is not, nor should it be deemed to be, a recommendation by Union Pacific, any underwriter or any other person to buy, sell or hold the green notes. Any such opinion or certification is only current as of the date such opinion or certification was initially issued. Prospective investors must determine for themselves the relevance of any such opinion or certification and/or the information contained therein and/or the provider of such opinion or certification for the purpose of any investment in the green notes. Currently, the providers of such opinions and certifications are not subject to any specific regulatory or other regime or oversight. Any withdrawal of any such opinion or certification or any additional opinion or certification attesting that we are not complying in whole or in part with any matters for which such opinion or certification is opining or certifying may have a material adverse effect on the value of the green notes and/or result in adverse consequences for certain investors with mandates to invest in securities to be used for a particular purpose.

The green notes may not be listed or admitted to any dedicated “green,” “environmental,” “social,” “sustainable,” or other equivalently-labeled segment of any stock exchange or securities market, and any such potential listing or admission may not be indicative that the green notes will be suitable for the investment criteria of an investor.

While we cannot assure you that any such listing or admission will happen, in the event that the green notes are listed or admitted to trading on any dedicated “green,” “environmental,” “social,” “sustainable” or other equivalently-labeled segment of any stock exchange or securities market (whether or not regulated), no representation or assurance can be given by Union Pacific, any underwriter or any other person:

•

that such listing or admission would satisfy (or would continue to satisfy), whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own by-laws or other governing rules or investment portfolio mandates, ratings mandates or other expectations, in particular with regard to any direct or indirect environmental, sustainability or social impact of any projects or uses, or to the subject of any Eligible Green Projects (and it should be noted that the criteria for any such listings or admission to trading may vary from one stock exchange or securities market to another); or

•	that any such listing or admission to trading will be maintained during the life of the green notes.

In the event that the green notes are listed on any such exchange or securities market, any change to the listing or admission status of the green notes, including but not limited to if the green notes are no longer listed or admitted to trading on any stock exchange or securities market, may have a material adverse effect on the value of the green notes and/or result in adverse consequences for certain investors with portfolio mandates to invest in securities to be used for a particular purpose.

USE OF PROCEEDS

Use of Proceeds for the 2033 notes and 2063 notes

We expect to use the net proceeds from the 2033 notes and the 2063 notes for general corporate purposes, including the repurchase of common stock pursuant to our share repurchase program.

Use of Proceeds for the Green Notes

We intend to allocate an amount equal to the net proceeds from the green notes to finance or refinance, in whole or in part, existing or new projects that meet the below eligibility criteria (“Eligible Green Projects”).

Eligible Green Projects

Eligible Green Projects are investments and expenditures made by us or any of our subsidiaries beginning after the issuance of the green notes, or in the 24 months prior to the issuance of the green notes, within the categories outlined below. It is our intention to fully allocate an amount equal to the net proceeds from the sale of the green notes to Eligible Green Projects within 36 months of the issuance of the green notes. We may allocate the net proceeds of the green notes to a single Eligible Green Project or any combination of Eligible Green Projects, and we cannot assure you that any amount will be allocated to fund any particular category of Eligible Green Projects. Infrastructure and rolling stock for railway lines that are dedicated to the transportation of fossil fuels do not qualify as Eligible Green Projects.

Each of the following will be deemed an Eligible Green Project:

•	Clean Transportation: Expenditures in technologies, products, systems or equipment that support low-carbon transportation:

•	New rolling stock, vehicles & equipment:

•	Battery-electric locomotives and associated infrastructure

•	Zero direct emissions vehicles and associated infrastructure

•	Refrigerated boxcars (which include a plug-in hybrid refrigeration unit, for running on electricity instead of diesel and numerous thermal efficient features)

•	Upgrades to Existing Rolling Stock that will reduce greenhouse gas emissions and increase fuel efficiency:

•	Modernizations and emissions upgrades on existing locomotives

•	Energy management solutions, such as Trip Optimizer, LEADER and Auto-Engine Start/Stop

•	Refrigeration units on existing refrigerated boxcars, which may include plug-in hybrid models for running on electricity instead of diesel

•	Contributions to the Modal Shift and Expanding Network Capacity:

•	Replacement and expansion of intermodal facilities, including purchase of electric and hybrid cranes, which can promote modal shift of freight to lower-carbon alternatives such as rail

•	Train length initiatives, such as new sidings and siding extensions, which improve operational efficiencies including dwell and corridor fluidity

•	Circular Economy: Expenditures in technologies, systems, programs or equipment that support redundant products end-of-life, beneficial-use solutions:

•	Repurpose, refurbishment or remanufacturing of products, such as metal, rolling stock components, batteries, and used railroad ties

•	Energy Efficiency: Expenditures in technologies, products, systems or equipment that reduce energy consumption and/or support energy conservation:

•	Heating, ventilation, air conditioning, lighting, and electrical equipment that are Energy Star certified

•	Projects that enable monitoring and optimization of the amount and timing of energy consumption, such as smart meters, load controls and sensors

•	Renewable Energy: Expenditures dedicated to generation and distribution of renewable energy from solar or wind sources:

•	Acquisition, investment, development, maintenance and/or operation of onsite or offsite generating capacity

•

Purchases of renewable energy or energy storage capacity under long-term (greater than 5 years) power purchase agreements and virtual power purchase agreements, in all cases entered into prior to the commencement, or in the case of rehabilitated projects, the re-commencement, of commercial operation of the project

•	Sustainable Water & Wastewater Management: Expenditures in technologies, products, systems, equipment or facilities that improve water quality or water efficiency:

•	Capture and treatment of industrial wastewater from equipment washing and maintenance

•	Spill prevention controls and countermeasure plans

•	Collection, distribution, treatment, recycling or reuse of water, stormwater, or wastewater

•	Terrestrial and Aquatic Biodiversity Conservation: Expenditures in nature-based solutions that protect, restore, or increase natural ecosystems:

•	Reforestation and forest conservation

•	Wetland conservation

•	Habitat restoration and/or protection

Process for Eligible Green Project Evaluation and Selection

The Company has established a Green Finance Committee (the “Committee”) comprised of executives or their delegates from the Company’s finance, operations, supply chain and sustainability and strategy teams and meets quarterly. The Committee is a sub-committee of the Company’s Sustainability Steering Committee. The Company’s Treasury Group, working with the Committee, will identify projects for allocation and propose such projects to the Committee for review and approval as Eligible Green Projects in alignment with the criteria listed above.

Management of Proceeds

An amount equal to the net proceeds of the green notes will be allocated towards Eligible Green Projects, as stated above, and will be managed by the Company’s Finance Department. So long as the green notes remain outstanding, our internal records will show, at any time, the amount equal to the net proceeds from the green notes allocated to Eligible Green Projects as well as any remaining unallocated proceeds. Pending the allocation of any amounts to Eligible Green Projects, we will temporarily manage funds according to our normal liquidity practices.

Payment of principal and interest on the green notes will be made from the Company’s general funds and will not be directly linked to the performance of any Eligible Green Projects. The Company will use reasonable efforts to substitute any material Eligible Green Projects that are no longer eligible as soon as practicable upon identifying an appropriate substitute Eligible Green Project.

Reporting

During the term of the green notes, the Company will provide, and keep readily available on a designated website, information on the allocation of an amount equal to the net proceeds of the green notes and the impact of such allocated proceeds (the “Allocation Report”), to be updated at least annually until full allocation and as necessary thereafter in the event of material developments. The Committee will review and approve the Allocation Report and associated commitments prior to publication. The Allocation Report will include information on (i) the amount of net proceeds allocated to Eligible Green Projects, (ii) any amounts pending allocation, and (iii) the share of financing and refinancing of existing or new Eligible Green Projects. We will seek to report the amount of net proceeds allocated at the Eligible Green Project Category or sub-Category level.

Where feasible, we will adopt the guidance in The Harmonized Framework for Impact Reporting (June 2021) and plan to report one or more core metrics that we determine most relevant for our Eligible Green Projects (the “Impact Report”). Performance of estimated impacts in the Impact Report will not be tied to the pricing or other characteristics of the green notes.

The Impact Report will include, on a best effort basis, (i) reporting focusing on quantitative environmental impacts of our Eligible Green Projects, and (ii) case studies with additional information on highlighted Eligible Green Projects. For projects that are not yet operational or an asset that is still in the development phase, the Company will strive to provide estimates of expected impact. The methodology and material assumptions used to report on the environmental benefits of the Eligible Green Projects will be disclosed in the Impact Report. The Impact Report may include, among other items, certain metrics such as the Company’s (i) annual reduction in fuel consumption, (ii) expected extension of lifetime for locomotives, (iii) annual energy savings and (iv) annual greenhouse gas emissions reduced/avoided.

The Allocation Report will be accompanied by a report from an independent registered public accounting firm in respect of its examination of management’s assertions conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants.

Further Information

In accordance with our strategy, we have established a Green Financing Framework (the “Framework”) as a voluntary framework of guidelines for issuances of green bonds, including the green notes, by the Company. The Framework is designed to address the four core components and key recommendations of the International Capital Markets Association’s Green Bond Principles 2021 (the “Principles”).

We have obtained and intend to make publicly available a “second party opinion” from a consultant with recognized environmental expertise on the alignment of our Framework to the Principles.

Information on, or accessible through, our website are not incorporated in, and are not part of, this prospectus supplement, the accompanying prospectus or any other report or filing we make with the SEC. The above description of the use of the proceeds from the sale of the green notes is not intended to modify or add any covenant or other contractual obligation undertaken by us under the green notes or the indenture governing the green notes.

DESCRIPTION OF THE NOTES

The following description of the notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus, to which description reference is hereby made.

General

The 2033 notes are initially being offered in the principal amount of $900,000,000, will bear interest at 4.500% per annum and will mature on January 20, 2033. The 2052 notes are initially being offered in the principal amount of $600,000,000, will bear interest at 4.950% per annum and will mature on September 9, 2052. The 2063 notes are initially being offered in the principal amount of $400,000,000, will bear interest at 5.150% per annum and will mature on January 20, 2063. Interest on the 2033 notes and the 2063 notes will be payable semi-annually on January 20 and July 20 of each year, commencing on January 20, 2023, to the persons in whose name the note is registered, subject to certain exceptions as provided in the Indenture (as defined below), at the close of business on January 5 and July 5, as the case may be (whether or not a Business Day), immediately preceding such January 20 and July 20. Interest on the 2052 notes will be payable semi-annually on September 9 and March 9 of each year, commencing on March 9, 2023, to the persons in whose name the note is registered, subject to certain exceptions as provided in the Indenture (as defined below), at the close of business on August 25 and February 22, as the case may be (whether or not a Business Day), immediately preceding such September 9 and March 9. We may, without the consent of the holders, increase the principal amount of the notes of any or all series in the future, on the same respective terms and conditions (except for the price to public, issue date and, if applicable, the initial interest payment date), and with the same CUSIP number as the notes of the related series being offered hereby. We will not issue any such additional notes unless such additional notes trade interchangeably with the notes of the related series being offered hereby for U.S. federal income tax purposes. Interest on the notes will be paid on the basis of a 360-day year consisting of twelve 30-day months. The notes will be issued under an indenture dated as of April 1, 1999 (as amended or supplemented, the “Indenture”), between The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly known as The Bank of New York), as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as trustee (the “Trustee”), and us.

The notes are senior, unsecured securities and will rank on parity with all of our other unsecured and unsubordinated indebtedness. As a holding company, we have no material assets other than our ownership of the common stock of our subsidiaries. We will rely primarily upon distributions and other amounts received from our subsidiaries to meet the payment obligations under the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under the notes or to otherwise make any funds available to us. This includes the payment of dividends or other distributions or the extension of loans or advances. Further, the ability of our subsidiaries to make any payments to us would be dependent upon the terms of any credit facilities or other debt instruments of the subsidiaries and upon the subsidiaries’ earnings, which are subject to various business and other risks. In a bankruptcy or insolvency proceeding, claims of holders of the notes would be satisfied solely from our equity interests in our subsidiaries remaining after the satisfaction of claims of creditors of the subsidiaries. Accordingly, the notes will be structurally subordinated to existing and future liabilities of our subsidiaries to their respective creditors.

Optional Redemption

At any time and from time to time, the notes of any series will be redeemable in whole or in part, at our option, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if the notes of such series matured on the applicable Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current Treasury Rate, plus 20 basis points, in the case of the 2033 notes, 25 basis points, in the case of the 2052 notes, and 25 basis points, in the case of the 2063 notes, plus, in each case, accrued and unpaid interest on the principal amount of such notes being redeemed to the date of redemption; provided that if we redeem the notes of any series on or after the applicable Par Call Date, the redemption price for the notes of such series will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount of such notes being redeemed to the date of redemption.

For purposes of the foregoing, the following definitions are applicable:

“Par Call Date” means, with respect to the 2033 notes, October 20, 2032, the date that is three months prior to the maturity date of the 2033 notes; with respect to the 2052 notes, March 9, 2052, the date that is six months prior to the maturity date of the 2052 notes; and, with respect to the 2063 notes, July 20, 2062, the date that is six months prior to the maturity date of the 2063 notes.

“Treasury Rate” means, with respect to a series of notes, on any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of the redemption will be transmitted to holders of the notes to be redeemed at least 10 and not more than 60 days prior to the date fixed for redemption. If we elect to redeem fewer than all of the notes of a series, in the case where the notes of such series are issued in definitive form, not more than 60 days prior to the redemption date for such series, the particular notes or portions thereof for redemption from the outstanding notes of such series not previously called for redemption shall be selected by the Trustee by lot; or, in the case where the notes of such series are represented by one or more global securities, beneficial interests in the notes of such series will be selected for redemption by the applicable depositary in accordance with its standard procedures therefor.

Change of Control Repurchase Event

If a change of control repurchase event occurs with respect to a series of notes, unless we have exercised our right to redeem the notes of such series as described above, we will be required to make an offer to each holder of the notes of such series to repurchase all or any part (in integral multiples of $1,000) of that holder’s notes of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase. Within 30 days following a change of control repurchase event with respect to a series of notes or, at our option, prior to a change of control, but after the public announcement of the change of control, we will deliver a notice to each holder of the notes of such series, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes of such series on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring as to the notes of such series on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes of a series as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes of a series, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control repurchase event provisions of the notes of such series by virtue of such conflict.

On the repurchase date following a change of control repurchase event with respect to the notes of a series, we will, to the extent lawful:

(1)	accept for payment all of the notes or portions of the notes of such series properly tendered pursuant to our offer;

(2)	deposit with the Trustee an amount equal to the aggregate purchase price in respect of all of the notes or portions of the notes of such series properly tendered; and

(3)

deliver or cause to be delivered to the paying agent the notes of such series properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by us and that all conditions precedent provided for in the Indenture to the repurchase offer and to the repurchase by us of the notes of such series pursuant to the repurchase offer have been complied with.

The paying agent will promptly deliver to each holder of notes properly tendered the purchase price for such notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each holder a new note of the same series equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a principal amount of an integral multiple of $1,000.

We will not be required to make an offer to repurchase the notes of a series upon a change of control repurchase event with respect to such series if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes of such series properly tendered and not withdrawn under its offer.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“below investment grade ratings event” means, with respect to a series of notes, on any day within the 60 day period (which period shall be extended so long as the rating of such series of notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control; or (2) public notice of the occurrence of a change of control or the intention by Union Pacific to effect a change of control, such series of notes is rated below investment grade by two of the rating agencies. Notwithstanding the foregoing, a below investment grade ratings event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a below investment grade ratings event for purposes of the definition of change of control repurchase event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of, or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the ratings event).

“change of control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than Union Pacific or our subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of our voting stock or other voting stock into which our voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares.

“change of control repurchase event” means, with respect to a series of notes, the occurrence of both a change of control and a below investment grade ratings event.

“Fitch” means Fitch, Inc., also known as Fitch Ratings, and its successors.

“investment grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“rating agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate a series of notes or fails to make a rating of those notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Union Pacific and, thus, the removal of incumbent management. We could, in the future, enter into certain transactions, including asset sales, acquisitions, refinancings or other recapitalizations, that would not constitute a change of control repurchase event under the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the notes.

We may not have sufficient funds to repurchase all of the notes upon a change of control repurchase event.

Sinking Fund

There is no provision for a sinking fund for the notes.

Defeasance

Under certain circumstances, we will be deemed to have discharged the entire indebtedness on all of the outstanding notes of a series by defeasance. See “Description of Debt Securities—Defeasance of the Indentures and Debt Securities” in the accompanying prospectus for a description of the terms of any such defeasance and the tax consequences thereof. The provisions of Section 403 of the Indenture relating to defeasance and discharge of indebtedness will apply to the notes.

Book-Entry System

The notes of each series will be issued in the form of one or more fully registered global securities (“Global Securities”) that will be deposited with, or on behalf of, the Depository and registered in the name of the Depository’s nominee.

Upon the issuance of a Global Security, the Depository will credit, on its book-entry registration and transfer system, the principal amount of the notes represented by such Global Security to the accounts of institutions that have accounts with the Depository or its nominee (“Participants”). The accounts to be credited will be designated by the underwriters, dealers or agents. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository (with respect to Participants’ interests), the Participants and others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Participants, either directly or indirectly (“indirect participants”). The laws of some states may require that certain persons take physical delivery in definitive form of securities which they own. Consequently, such persons may be prohibited from purchasing beneficial interests in a Global Security from any beneficial owner or otherwise.

So long as the Depository’s nominee is the registered owner of a Global Security, such nominee for all purposes will be considered the sole owner or holder of the notes represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the notes of a series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the notes of the related series in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depository and, if such person is not a Participant, on the procedures of the Participant and, if applicable, the indirect participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing practice, in the event that we request any action of the holders or a beneficial owner desires to take any action a holder is entitled to take, the Depository would act upon the instructions of, or authorize, the Participant to take such action.

We expect that the Depository or its nominee, upon receipt of any payment of principal or interest, will immediately credit the accounts of the Participants with such payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depository or such nominee.

If DTC is at any time unwilling, unable or ineligible to continue as depositary for a Global Security and a successor depositary is not appointed by the Company within 90 days, we will issue certificated notes of the related series in definitive form in exchange for such Global Security. In addition, we may at any time determine not to have a series of notes represented by a Global Security, and, in such event, will issue (subject to the procedures of the Depository) certificated notes of such series in definitive form in exchange for such Global Security. In either instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of certificated notes of the related series in definitive form equal in principal amount to such beneficial interest in such Global Security and to have such certificated notes registered in its name. Certificated notes so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

See “Description of Debt Securities” in the accompanying prospectus for additional information concerning the notes, the Indenture and the book-entry system.

UNDERWRITING

BofA Securities, Inc., Barclays Capital Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering and as representatives for the underwriters named below. Under the terms and subject to the conditions contained in an underwriting agreement dated September 6, 2022, we have agreed to sell to the underwriters, and each underwriter has severally, and not jointly, agreed to purchase, the aggregate principal amount of each series of notes set forth opposite their names in the following table:

Underwriter	Principal Amount of the 2033 notes	Principal Amount of the 2052 notes	Principal Amount of the 2063 notes
BofA Securities, Inc.	$162,000,000	$108,000,000	$72,000,000
Barclays Capital Inc.	$153,000,000	$102,000,000	$68,000,000
U.S. Bancorp Investments, Inc.	$153,000,000	$102,000,000	$68,000,000
Wells Fargo Securities, LLC	$153,000,000	$102,000,000	$68,000,000
Citigroup Global Markets Inc.	$36,000,000	$24,000,000	$16,000,000
Credit Suisse Securities (USA) LLC	$36,000,000	$24,000,000	$16,000,000
J.P. Morgan Securities LLC	$36,000,000	$24,000,000	$16,000,000
Morgan Stanley & Co. LLC	$36,000,000	$24,000,000	$16,000,000
Mizuho Securities USA LLC	$22,500,000	$15,000,000	$10,000,000
MUFG Securities Americas Inc.	$22,500,000	$15,000,000	$10,000,000
PNC Capital Markets LLC	$22,500,000	$15,000,000	$10,000,000
Truist Securities, Inc.	$22,500,000	$15,000,000	$10,000,000
BNY Mellon Capital Markets, LLC	$9,000,000	$6,000,000	$4,000,0000
Fifth Third Securities, Inc.	$9,000,000	$6,000,000	$4,000,0000
Loop Capital Markets LLC	$9,000,000	$6,000,000	$4,000,0000
R. Seelaus & Co., LLC	$9,000,000	$6,000,000	$4,000,0000
Mischler Financial Group, LLC	$9,000,000	$6,000,000	$4,000,0000

Total	$900,000,000	$600,000,000	$400,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased.

The underwriters propose to offer the notes of each series at the applicable public offering price on the cover page of this prospectus supplement and may offer notes to certain other broker-dealers at those prices less selling concessions of 0.400%, 0.525% and 0.525% of the principal amount per 2033 note, 2052 note and 2063 note, respectively. The underwriters and such broker-dealers may allow discounts of 0.250%, 0.350% and 0.350% of the principal amount per 2033 note, 2052 note and 2063 note, respectively, on sales to other broker-dealers. After the initial public offering, the representatives may change the public offering prices and concessions and discounts to broker-dealers.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes):

Paid by Union Pacific Corporation
Per 2033 note	0.650%
Per 2052 note	0.875%
Per 2063 note	0.875%

We estimate that our out-of-pocket expenses (excluding the underwriting discounts) for this offering will be approximately $450,000.

Each series of notes is a new issue of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters intend to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

We have agreed to indemnify the several underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriters may be required to make in that respect.

In connection with the offering, the underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of the notes in excess of the principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position.

•

Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time without notice.

In the ordinary course of business, certain of the underwriters and their respective affiliates have from time to time performed and may in the future perform various financial advisory, commercial banking, corporate trust and investment banking services for us and our subsidiaries, for which they received or will receive customary fees.

Affiliates of BofA Securities, Inc., Barclays Capital Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC and affiliates of certain other underwriters are lenders under our $2.0 billion revolving credit facility that expires in June 2023. Affiliates of BofA Securities, Inc., Barclays Capital Inc. and Wells Fargo Securities, and affiliates of certain other underwriters assist us from time to time in executing our share repurchase program.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We expect that the notes will be delivered against payment therefor on or about September 9, 2022, which will be the third business day following the date of pricing of the notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade notes on the date of pricing should consult their own advisors.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.

This EEA selling restriction is in addition to any other selling restrictions set out in this prospectus supplement and the accompanying prospectus.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of:

(i) a client (as defined in point (7) of Article 2(1) of Regulation (EU) No 600/2014 (“UK MIFIR”)) as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) who is not a professional client as defined in point (8) of Article 2(1) of UK MIFIR, or a professional client;

(ii) a customer, within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”), and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive where that customer would not qualify as a professional client; or

(iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in the United Kingdom will be made pursuant to an exemption under the FSMA and the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for purposes of the FSMA and the UK Prospectus Regulation.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

This prospectus supplement and the accompanying prospectus are for distribution only to persons who are qualified investors (as defined in the UK Prospectus Regulation) and (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

This UK selling restriction is in addition to any other selling restrictions set out in this prospectus supplement and the accompanying prospectus.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendments thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in doubt about any contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act. Accordingly, the notes may not be sold or offered, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investor) Regulations 2018 of Singapore or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) Securities and Securities based Derivative Contracts Regulations 2018 of Singapore (“Regulation 37A”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 276(4)(i)(B) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 37A.

Solely for the purposes of its obligations pursuant to sections 309B(1) of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), all relevant persons (as defined in Section 309A(1) of the SFA) are hereby notified that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

Notice to Prospective Investors in Korea

The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and none of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

The validity of the notes will be passed upon for us by John A. Menicucci Jr., or another senior corporate counsel as designated by us. Cravath, Swaine & Moore LLP, New York, New York, will pass upon the validity of the notes for the underwriters. As of September 6, 2022, John A. Menicucci Jr. beneficially owned one thousand two hundred and thirty-two shares of common stock, including unvested retention shares or units granted under our stock incentive plans.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The SEC maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov. Please note that the SEC’s website is included in this prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus supplement and should not be considered to be a part of this prospectus supplement, except as described in “Incorporation by Reference.”

You can also inspect reports, proxy statements and other information about us at the offices of NYSE Euronext, 11 Wall Street, New York, New York 10005.

We make available free of charge through our website at http://www.up.com copies of the reports, proxy statements and other information we file with the SEC as soon as reasonably practicable after we file such documents electronically with the SEC. The information on our website or linked to or from our website is not incorporated by reference into, and does not constitute a part of, this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus supplement, except for any information that is superseded by information that is included directly in this document or in a later filed document.

In addition to the documents listed in “Incorporation by Reference” on page 19 of the accompanying prospectus, we incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022;

•

our Current Reports on Form 8-K (to the extent such Current Reports, or portions thereof, are deemed to be filed for the purposes of the Exchange Act), dated February 4, 2022, February  14, 2022 and May 16, 2022; and

•	All information in our Proxy Statement filed on March 29, 2022, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

We incorporate by reference additional documents that we may file with the SEC pursuant to Sections 13(a), 14 and 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the notes or, if later, until the date on which any of our affiliates cease offering and selling the notes. Except as otherwise expressly incorporated by reference, any report, document or portion thereof that is furnished to, but not filed with, the SEC is not incorporated by reference.

EXPERTS

The financial statements incorporated in this prospectus supplement and the accompanying prospectus by reference from Union Pacific Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021, and the effectiveness of Union Pacific Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Debt Securities

Preferred Stock

Common Stock

Securities Warrants

We may sell from time to time, in one or more offerings:

•	Debt Securities

•	Preferred Stock

•	Common Stock

•	Warrants to purchase Debt Securities or Preferred Stock

Debt securities and preferred stock may be convertible into debt securities, preferred stock or common stock. Any securities may be sold separately or as units with other securities.

When we decide to sell particular securities, we will provide specific terms of these securities in supplements to this prospectus. The prospectus supplement may also contain important information about U.S. Federal income tax consequences. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement to this prospectus, together with any information incorporated by reference in this prospectus and any supplement to this prospectus, carefully before you invest.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus.

We may offer the securities directly or through underwriters, agents or dealers. The supplements to this prospectus will designate the terms of our plan of distribution. If any underwriters, agents or dealers are involved in the sale of any securities in connection with the delivery of this prospectus, we will disclose their names and the nature of our arrangement with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement. The discussion under the heading “Plan Of Distribution” provides more information on this topic.

Our executive offices are located at 1400 Douglas Street, Omaha, Nebraska 68179, and our telephone number is (402) 544-5000. Our common stock is listed on the New York Stock Exchange under the symbol “UNP”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated February 10, 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration or continuous offering process. Under this shelf registration statement, we may sell any combination of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to this registration statement and its exhibits. The exhibits to this registration statement contain the full text of certain contracts and other important documents summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. You can obtain a copy of the registration statement and other documents as indicated under the heading “Where You Can Find More Information” beginning on page 18 of this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The information contained in this prospectus is not complete and may be changed. We have not authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give to you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and the prospectus supplement may only be used where it is legal to offer the securities. You should assume that the information in this prospectus, as well as information we have previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of its date or as of the date of this prospectus, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.

The terms “Union Pacific,” “Company,” “we,” “us” and “our” used in this prospectus refer to Union Pacific Corporation (together with its subsidiaries) unless otherwise stated or the context otherwise provides. However, in the description of securities that may be issued pursuant to this prospectus, references to “we”, “us” and “our” are to Union Pacific Corporation only and not to any of its subsidiaries.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and any prospectus supplement and statements in other reports or information filed or to be filed with the SEC and incorporated by reference herein or therein (as well as information included in oral statements or other written statements made or to be made by us) are, or will be, forward-looking statements as defined by the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements and information include, without limitation, (A) statements and information specifically identified in our Current Reports on Form 8-K and our reports on Forms 10-K and 10-Q (including statements and information (i) identified under the caption “Cautionary Information” in such periodic and annual reports and (ii) incorporated by reference herein or in our reports filed with the SEC) and (B) statements and information regarding: potential impacts of the COVID-19 pandemic on our business operations, financial results, liquidity, and financial position, and on the world economy (including our customers and supply chains), including as a result of decreased volume and carloadings; closing of customer manufacturing, distribution or production facilities; expectations as to operational or service improvements; expectations regarding the effectiveness of steps taken or to be taken to improve operations, service, infrastructure improvements, and transportation plan modifications; expectations as to cost savings, revenue growth, and earnings; the time by which goals, targets, or objectives will be achieved; projections, predictions, expectations, estimates, or forecasts as to our business, financial and operational results, future economic performance, and general economic conditions; expectations as to operational or service performance or improvements; expectations as to the effectiveness of steps taken or to be taken to improve operations and/or service, including capital expenditures for infrastructure improvements and equipment acquisitions, any strategic business acquisitions, and modifications to our transportation plans, including leveraging Positive Train Control (PTC); expectations as to existing or proposed new products and services; expectations as to the impact of any new regulatory activities or legislation on our operations or financial results; estimates of costs relating to environmental remediation and restoration; estimates and expectations regarding tax matters; expectations that claims, litigation, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated results of operations, financial condition, or liquidity and any other similar expressions concerning matters that are not historical facts. Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words, phrases or expressions.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking statements and information are subject to risks and uncertainties, including the impact of the COVID-19 pandemic and responses by governments, businesses, and individuals, that could cause actual performance or results to differ materially from those expressed in the statements and information. Forward-looking statements and information reflect the good faith consideration by management of currently available information, and may be based on underlying assumptions believed to be reasonable under the circumstances. However, such information and assumptions (and, therefore, such forward-looking statements and information) are or may be subject to variables or unknown or unforeseeable events or circumstances over which management has little or no influence or control, and many of these risks and uncertainties are currently amplified by and may continue to be amplified by, or in the future may be amplified by, the COVID-19 pandemic. The Risk Factors discussed in Item 1A of our 2020 Annual Report on Form 10-K filed with the SEC on February 5, 2021 could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in any forward-looking statements or information. To the extent circumstances require or we deem it otherwise necessary, we will update or amend those risk factors on a Form 10-Q, Form 8-K, subsequent Form 10-K or any prospectus supplement. All forward-looking statements are qualified by, and should be read in conjunction with, these Risk Factors, and you should review the information under the caption “Risk Factors” in this prospectus.

Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

THE COMPANY

Union Pacific Corporation owns Union Pacific Railroad Company, its principal operating subsidiary and one of America’s most recognized companies. Union Pacific Railroad Company connects 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. The Railroad’s diversified business mix includes Bulk, Industrial and Premium. Union Pacific serves many of the fastest-growing U.S. population centers, operates from all major West Coast and Gulf Coast ports to eastern gateways, connects with Canada’s rail systems and is the only railroad serving all six major Mexico gateways. Union Pacific provides value to its roughly 10,000 customers by delivering products in a safe, reliable, fuel-efficient and environmentally responsible manner. Our executive offices are located at 1400 Douglas Street, Omaha, Nebraska 68179, and our telephone number is (402) 544-5000.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in

Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If appropriate, additional discussion of certain risks that you should consider in connection with an investment in the securities will be included in a supplement to this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including repayment of borrowings, working capital, acquisitions and other capital expenditures and any then effective stock repurchase programs. Additional information on the use of net proceeds from the sale of offered securities will be described in a prospectus supplement relating to those securities.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms of the debt securities to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any debt securities to be offered in greater detail and may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to the particular debt securities being offered differs from this prospectus, you should rely on the information in the prospectus supplement.

The debt securities will be issued under one or more indentures. We have entered into separate indentures with each of Wells Fargo Bank, National Association, successor to Citibank, N.A., as trustee, and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly known as The Bank of New York), as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as trustee. Alternatively, we may choose another trustee that we will identify in a prospectus supplement relating to the particular debt securities being offered.

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures have been incorporated by reference to exhibits to registration statements for the debt securities that we have filed with the SEC. We encourage you to read the indentures for additional information before you buy any debt securities issued by the Company. Capitalized terms used in this section and not defined have the definitions given to them in the indentures.

General

The debt securities may be either senior securities or subordinated securities, and will be unsecured unless we are required to secure the debt securities as described below under “Covenants.” The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder, and we may issue debt securities up to the aggregate principal amount which may be authorized from time to time by the board of directors. (Section 301) Debt securities will be issued from time to time and offered on terms determined by market conditions at the time of sale.

Senior securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Subordinated securities will be unsecured and will be subordinated and junior to all “senior indebtedness,” which for this purpose includes any senior securities, to the extent provided in the applicable supplemental indenture and described in the prospectus supplement relating to that series.

We may issue the debt securities in one or more series with the same or various maturities at par, at a premium or at a discount. We may reopen a previous issue of a series of debt securities and issue additional debt securities of the series. If we sell any debt securities bearing no interest or interest at a rate which at the time of issuance is below market rates, we will sell such securities at a discount, which may be substantial, from their stated principal amount. Federal income tax consequences and other special considerations applicable to any such substantially discounted debt securities will be described in the related prospectus supplement.

The prospectus supplement that relates to specific debt securities will describe the following terms:

•	the designation, aggregate principal amount and authorized denominations of such debt securities;

•	the percentage of their principal amount at which such debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•	the rate or rates, which may be fixed or floating, per year at which the debt securities will bear interest, if any, or the method of determining such rate or rates;

•	the date or dates on which any such interest will be payable, the date or dates on which payment of any such interest will commence and the Regular Record Dates for such Interest Payment Dates;

•	whether such debt securities are senior securities or subordinated securities;

•	the terms of any mandatory or optional redemption or repayment option, including any provisions for any sinking, purchase or other analogous fund;

•

the currency, currencies or currency units for which the debt securities may be purchased and the currency, currencies or currency units in which the principal thereof, any premium thereon and any interest thereon may be payable;

•

if the currency, currencies or currency units for which the debt securities may be purchased or in which the principal thereof, any premium thereon and any interest thereon may be payable is at our election or at the election of the purchaser, the manner in which such election may be made;

•

if the amount of payments on the debt securities is determined with reference to an index based on one or more currencies or currency units, changes in the price of one or more securities or changes in the price of one or more commodities, the manner in which such amounts may be determined;

•

the extent to which any of the debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global security will be paid;

•

whether the debt securities will be convertible or exchangeable into or for common stock, preferred stock or other debt securities and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain Federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities; and

•	any other specific terms of the debt securities not inconsistent with the applicable indenture.

If we sell any of the debt securities for one or more foreign currencies or foreign currency units or if the principal of, any premium on, or any interest on any series of debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, Federal income tax consequences, specific terms and other information with respect to such issue of debt securities and such currencies or currency units will be described in the related prospectus supplement.

Unless otherwise specified in the prospectus supplement, the principal of, any premium on, and any interest on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the trustee in New York, New York, provided that payment of interest, if any, may be made at our option by check mailed on or before the payment date, by first class mail, to the address of the person entitled thereto as it appears on our registry books or the registry books of our agent.

Unless otherwise specified in the prospectus supplement, we will issue the debt securities only in fully registered form and in denominations of $1,000 and any integral multiple thereof. (Section 302) No service charge will be made for any transfer or exchange of any debt securities, but we may, except in certain specified cases not involving any transfer, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

Global Securities

The debt securities of a series may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by:

•	the depositary for such global security to a nominee of such depositary;

•	a nominee of such depositary to such depositary or another nominee of such depositary; or

•	the depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the related prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons maintaining accounts with such depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons maintaining accounts with the applicable depositary (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the individual debt securities of the series represented by such global security registered in their names,

•	will not receive or be entitled to receive physical delivery of any such debt securities of such series in definitive form and

•	will not be considered the owners or holders thereof under the applicable indenture governing such debt securities.

Payments of principal of, any premium on, and any interest on, individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. Neither we, the trustee for such debt securities, any paying agent, nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of such debt securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities.

In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any debt securities of a series represented by one or more global securities and, in such event, will issue (subject to the procedures of the depository) individual debt securities of such series in exchange for the global security or securities representing such series of debt securities. Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name. Individual debt securities of such series so issued will be issued in denominations, unless otherwise specified by us, of $1,000 and integral multiples thereof.

Senior Securities

The senior securities will be our direct, unsecured obligations, and will constitute senior indebtedness (in each case as defined in the applicable supplemental indenture) ranking on a parity with all of our other unsecured and unsubordinated indebtedness.

Subordinated Securities

The subordinated securities will be our direct, unsecured obligations. Our obligations pursuant to the subordinated securities will be subordinate in right of payment to the extent set forth in the applicable indenture and the applicable supplemental indenture to all senior securities (in each case as defined in the applicable supplemental indenture). Except to the extent otherwise set forth in a prospectus supplement, the indentures do not contain any restriction on the amount of senior indebtedness which we may incur.

The terms of the subordination of a series of subordinated securities, together with the definition of senior indebtedness related thereto, will be as set forth in the applicable supplemental indenture and the prospectus supplement relating to such series.

The subordinated securities will not be subordinated to our indebtedness that is not senior indebtedness, and our creditors who do not hold senior indebtedness will not benefit from the subordination provisions described herein. In the event of our bankruptcy or insolvency before or after maturity of the subordinated securities, such other creditors would rank equally and ratably with holders of the subordinated securities, subject, however, to the broad equity powers of the Federal bankruptcy court pursuant to which such court may, among other things, reclassify the claims of any series of subordinated securities into a class of claims having a different relative priority with respect to the claims of such other creditors or any other claims against us.

Definitions

Some of the terms defined in Section 101 of the indentures are summarized below.

“Debt” means indebtedness for money borrowed.

“Domestic Subsidiary” means a Subsidiary incorporated or conducting its principal operations within the United States or any State thereof.

“Mortgage” means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind.

“Subsidiary”, when used with respect to us, means any corporation of which a majority of the outstanding Voting Stock is owned, directly or indirectly, by us or by one or more of our other Subsidiaries, or both.

“Voting Stock”, as applied to the stock of any corporation, means stock of any class or classes (however designated) having by the terms thereof ordinary voting power to elect a majority of the members of the board of directors (or other governing body) of such corporation other than stock having such power only by reason of the happening of a contingency.

Covenants

The indentures contain certain covenants, including the limitation on liens covenant summarized below, which will be applicable, unless waived or amended, so long as any of the debt securities are outstanding, unless stated otherwise in the prospectus supplement.

Limitation on Liens. We will not, nor will we permit any Subsidiary to, create, assume, incur or suffer to exist any Mortgage upon any stock or indebtedness, whether owned on the date of the applicable indenture or thereafter acquired, of any Domestic Subsidiary, to secure any Debt of the Company or any other person (other than the debt securities), without in any such case making effective provision whereby all the outstanding debt securities shall be directly secured equally and ratably with such Debt. This restriction will not include any Mortgage upon stock or indebtedness of a corporation existing at the time such corporation becomes a Domestic Subsidiary or at the time stock or indebtedness of a Domestic Subsidiary is acquired and any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any such Mortgage; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement; and provided further that such Mortgage shall be limited to all or such part of the stock or indebtedness which secured the Mortgage so extended, renewed or replaced. (Section 1006)

Consolidation, Merger, Conveyance or Transfer

The indentures provide that we may not consolidate with or merge into any other corporation or convey or transfer our properties and assets substantially as an entirety to any person, unless:

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the successor is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia, and expressly assumes by a supplemental indenture the due and punctual payment of the principal of, any premium on, and any interest on all the outstanding debt securities and the performance of every covenant in the applicable indenture to be performed or observed by us;

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immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

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we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction and that all conditions precedent relating to such transaction have been complied with. (Section 801)

In case of any such consolidation, merger, conveyance or transfer, such successor corporation will succeed to and be substituted for us as obligor on the debt securities, and may exercise all of our rights and powers, with the same effect as if it had been named in the applicable indenture as us. (Section 802)

Other than the limitation on liens described above, the indentures and the debt securities do not contain any covenants or other provisions designed to protect holders of debt securities in the event of a highly leveraged transaction involving us or any Subsidiary.

Events of Default; Waiver and Notice Thereof; Debt Securities in Foreign Currencies

The following events are defined in each indenture as “Events of Default” with respect to a series of debt securities issued under such indenture:

1. default for 30 days in payment of any interest on the debt securities of such series;

2. default in payment of principal of or any premium on the debt securities of such series at maturity;

3. default in payment of any sinking or purchase fund or analogous obligation, if any, on the debt securities of such series;

4. a default by us in the performance, or breach, of any other covenant or warranty contained in the applicable indenture for the benefit of such series which shall not have been remedied for a period of 90 days after we receive notice as specified in the applicable indenture from the applicable trustee or from the holders of not less than 25% in principal amount of outstanding debt securities of such series;

5. certain events of our bankruptcy, insolvency and reorganization; and

6. any other default provided in the supplemental indenture under which such series of debt securities is issued or in the form of security for such series. (Section 501)

A default under other indebtedness of the Company will not be a default under the indentures and a default under one series of debt securities will not necessarily be a default under another series. Any additions, deletions or other changes to the Events of Default which will apply to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

The indentures provide that if an Event of Default described in clause (1), (2), (3), (4) or (6) above (if the Event of Default under clause (4) or (6) is with respect to less than all series of debt securities then outstanding) shall have occurred and is continuing with respect to any series, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding (each such series acting as a separate class) may declare the principal amount, or, if any series are original issue discount securities, such portion of the principal amount as specified in such series, of all outstanding debt securities of such series and the interest accrued thereon, if any, to be due and payable immediately. The indentures provide that if an Event of Default described in clause (4), (5) or (6) above (if the Event of Default under clause (4) or (6) is with respect to all series of debt securities then outstanding) shall have occurred and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of all debt securities then outstanding, treated as one class, may declare the principal amount, or, if any series are original issue discount securities, such portion of the principal amount as specified in such series, of all debt securities then outstanding and the interest accrued thereon, if any, to be due and payable immediately. Upon certain conditions, such declarations may be annulled and past defaults may be waived by the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding on behalf of the holders of all debt securities. However, defaults in the payment of principal of, any premium on, or any interest on such debt may not be waived. (Sections 502 and 513)

Under the indentures, the trustee must give to the holders of each series of debt securities notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods). However, except in the case of default in the payment of principal of, any premium on, or any interest on any of the debt securities, or default in the payment of any sinking or purchase fund installment or analogous obligations, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. (Section 602)

A holder of any debt securities of any series may not institute any action under the applicable indenture unless:

•	such holder shall have given the trustee written notice of a continuing Event of Default with respect to such series;

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the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding shall have requested in writing the trustee to institute proceedings in respect of such Event of Default;

•	such holder or holders shall have offered the trustee such reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee shall have failed to institute any such proceeding for 60 days thereafter; and

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no inconsistent direction shall have been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of outstanding debt securities of such series. (Section 507)

The holders of a majority in aggregate principal amount of the debt securities of any series affected and then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. (Section 512) The indentures provide that, in case an Event of Default shall occur and be continuing, the trustee, in exercising its rights and powers under the applicable indenture, will be required to use the degree of care and skill of a prudent man under the circumstances in the conduct of his own affairs. (Section 601) The indentures further provide that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the applicable indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it. (Section 601)

We must furnish to the trustee within 120 days after the end of each fiscal year a statement signed by one of certain of our officers stating that a review of our activities during such year and of our performance under the applicable indenture and the terms of the debt securities has been made, and, to the best of the knowledge of the signatory based on such review, we have complied with all conditions and covenants of the applicable indenture or, if we are in default, specifying such default and the nature and status thereof. (Section 1004)

If any debt securities are denominated in a coin or currency other than that of the United States, then for the purposes of determining whether the holders of the requisite principal amount of debt securities have taken any action as herein described, the principal amount of such debt securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which such debt securities are denominated (as evidenced to the trustee by an Officers’ Certificate) as of the date the taking of such action by the holders of such requisite principal amount is evidenced to the trustee as provided in the indentures. (Section 104)

If any debt securities are Original Issue Discount Securities, then for the purposes of determining whether the holders of the requisite principal amount of debt securities have taken any action herein described, the principal amount of such debt securities shall be deemed to be the portion of such principal amount that would be due and payable at the time of the taking of such action upon a declaration of acceleration of maturity thereof. (Section 101)

Modification of the Indentures

We and the trustee may, without the consent of the holders of the debt securities, enter into one or more supplemental indentures for, among others, one or more of the following purposes, provided that in the case of clauses (2), (3), (4) and (6), the interests of the holders of debt securities would not be adversely affected:

1. to evidence the succession of another corporation to us, and the assumption by such successor of our covenants under the applicable indenture and the debt securities of any series;

2. to add covenants by us, or surrender any of our rights or powers conferred by the applicable indenture, for the benefit of the holders of debt securities of any or all series;

3. to cure any ambiguity, to correct or supplement any provision that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the applicable indenture, which shall not be inconsistent with the provisions of the applicable indenture;

4. to establish the form or terms of any series of debt securities, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities of any series;

5. to evidence and provide for the acceptance of appointment of any successor trustee with respect to one or more series of debt securities and to add or change any provisions of the applicable indenture as shall be necessary to provide for or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture; and

6. to provide any additional Events of Default. (Section 901)

The indentures or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by such modification then outstanding, but no such modification may be made without the consent of the holder of each outstanding debt security affected thereby which would:

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change the maturity of any payment of principal of, or any premium on, or any installment of interest on any debt security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any place of payment where, or the coin or currency in which, any debt security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be;

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reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences provided for in the applicable indenture; or

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modify any of the provisions of certain sections of the applicable indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby. (Section 902)

Defeasance of the Indentures and Debt Securities

If the terms of any series of debt securities so provide, we will be deemed to have paid and discharged the entire indebtedness on all the outstanding debt securities of such series by, in addition to meeting certain other conditions, depositing with the trustee either:

(1) as trust funds in trust an amount sufficient (together with any obligations deposited pursuant to clause (2) below) to pay and discharge the entire indebtedness on all debt securities of such series for principal, premium, if any, and interest to the date of maturity or date of redemption; or

(2) as obligations in trust such amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the debt securities are denominated as will, together with the income to accrue thereon without consideration of any reinvestment thereof, be sufficient (together with any amounts deposited pursuant to clause (1) above), in the written opinion of a firm of nationally recognized independent public accountants, to pay and discharge the entire indebtedness on all such debt securities for principal, premium, if any, and interest. (Section 403)

In the event of any such defeasance, holders of such debt securities would be able to look only to such trust fund for payment of principal of, any premium on, and any interest on their debt securities.

A defeasance is likely to be treated as a taxable exchange by holders of the relevant debt securities for an issue consisting of either obligations of the trust or a direct interest in the cash and securities held in the trust, with the result that such holders would be required for tax purposes to recognize gain or loss as if such obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their debt securities. In addition, if the holders are treated as the owners of their proportionate share of the cash or securities held in trust, such holders would then be required to include in their income for tax purposes any income, gain or loss attributable thereto even though no cash was actually received. Thus, such holders might be required to recognize income for tax purposes in different amounts and at different times than would be recognized in the absence of defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of defeasance.

Concerning the Trustees

Wells Fargo Bank, National Association and The Bank of New York Mellon Trust Company, N.A. conduct normal banking relationships with us and certain of our subsidiaries and, in addition, are participants in various financial agreements of the Company. Wells Fargo Bank, National Association and The Bank of New York Mellon Trust Company, N.A. (and/or their affiliates) act as trustee under certain equipment trust agreements of Union Pacific Railroad Company and trustee under various indentures in respect of certain of our securities and of securities of our subsidiaries.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms of the preferred stock to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any preferred stock to be offered in greater detail, and may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to the particular preferred stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement.

Summaries of some of the provisions of our restated articles of incorporation follow. We have filed a copy of the restated articles of incorporation as an exhibit to the registration statement. A certificate of amendment to the restated articles of incorporation will specify the terms of the preferred stock being offered, and will be filed as an exhibit to the registration statement or incorporated by reference before the preferred stock is issued.

The restated articles of incorporation authorize us to issue up to 20,000,000 shares of preferred stock, without par value. No shares of preferred stock are currently outstanding, and no shares are reserved for issuance. The board of directors is authorized to issue preferred stock in one or more series from time to time, with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions thereof, as may be provided in resolutions adopted by the board of directors. All shares of any one series of preferred stock will be identical, except that shares of any one series issued at different times may differ as to the dates from which dividends may be cumulative. All series shall rank equally and shall provide for other terms as described in the applicable prospectus supplement.

Preferred stock of a particular series will have the dividend, liquidation, redemption, conversion and voting rights described below unless otherwise provided in the prospectus supplement relating to that series. You should refer to the prospectus supplement relating to preferred stock being offered for a description of specific terms, including:

•	the distinctive serial designation and the number of shares constituting the series;

•	the dividend rate or rates, the payment date or dates for dividends and the participating or other special rights, if any, with respect to dividends;

•	any redemption, sinking or retirement fund provisions applicable to the preferred stock;

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the amount or amounts payable upon the shares of preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up prior to any payment or distribution of our assets to the holders of any class or classes of stock which are junior in rank to the preferred stock; and

•	any terms for the conversion into or exchange for shares of common stock, shares of preferred stock or debt securities.

The term “class or classes of stock which are junior in rank to the preferred stock” means our common stock and any other class or classes of our stock hereafter authorized that rank junior to the preferred stock as to dividends or upon liquidation.

Dividends

Holders of preferred stock will be entitled to receive, when, as and if declared by the board of directors out of our funds legally available therefor, cash dividends payable on such dates in March, June, September and December of each year and at such rates per share per year as set forth in the applicable prospectus supplement. The prospectus supplement will also indicate the applicable record dates regarding the payment of dividends. The holders of preferred stock will be entitled to such cash dividends before any dividends on any class of stock junior in rank to preferred stock shall be declared or paid or set apart for payment. Whenever dividends shall not have been so paid or declared or set apart for payment upon all shares of each series of preferred stock, such dividends shall be cumulative and shall be paid, or declared and set apart for payment, before any dividends can be declared or paid on any class or classes of our stock junior in rank to the preferred stock. Any such accumulations of dividends on preferred stock shall not bear interest. The foregoing shall not apply to dividends payable in shares of any class or classes of stock junior in rank to the preferred stock.

Convertibility

No series of preferred stock will be convertible into, or exchangeable for, shares of common stock, shares of preferred stock or any other class or classes of our stock or debt securities except as set forth in the related prospectus supplement.

Redemption and Sinking Fund

No series of preferred stock will be redeemable or receive the benefit of a sinking, retirement or other analogous fund except as set forth in the related prospectus supplement.

Liquidation Rights

Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of any series of preferred stock will be entitled to receive payment of or to have set aside for payment the liquidation amount per share, if any, specified in the related prospectus supplement, in each case together with any applicable accrued and unpaid dividends, before any distribution to holders of common stock or any class of stock junior in rank to the preferred stock. A voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property or assets to, or our consolidation or merger with one or more corporations, shall not be deemed to be our liquidation, dissolution or winding up for purposes of this paragraph.

Voting Rights

Except as provided below, holders of preferred stock shall be entitled to one vote for each share held and shall vote together with the holders of common stock as one class for the election of directors and upon all other matters which may be voted upon by our shareholders. Holders of preferred stock shall not possess cumulative voting rights in the election of directors. See “Description of Common Stock—Voting Rights” for a discussion of voting rights in the election of directors and other information with respect to shareholder meetings.

If dividends on the preferred stock shall be in arrears in an aggregate amount at least equal to six quarterly dividends, then the holders of all series of preferred stock, voting separately as one class, shall be entitled, at the next annual meeting of our shareholders or at a special meeting held in place thereof, or at a special meeting of the holders of the preferred stock called as provided below, to elect two directors to the board of directors. While the holders of preferred stock are so entitled to elect two directors, they shall not be entitled to participate with the common stock in the election of any other members of the board of directors. Whenever all arrearages in dividends on the preferred stock shall have been paid and dividends thereon for the current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set aside, then the right of the holders of the preferred stock to elect two directors shall cease, provided that such voting rights shall again vest in the case of any similar future arrearages in dividends.

At any time after the right to vote for two directors shall have vested in the preferred stock, our secretary may, and, upon the written request of the holders of record of 10% or more of the shares of preferred stock then outstanding, shall call a special meeting of the holders of the preferred stock for the election of the directors to be elected by them, to be held within 30 days after such call and at the place and upon the notice provided by law and in our by-laws for the holding of meetings of shareholders. The secretary shall not be required to call such meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of our shareholders. If any such special meeting shall not be called by the secretary within 30 days after receipt of any such request, then the holders of record of 10% or more of the shares of preferred stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may call such meeting to be held at the place and upon the notice provided above and for that purpose shall have access to our stock ledger. No such special meeting and no adjournment thereof shall be held on a date later than 30 days before the annual meeting of our shareholders or a special meeting held in place thereof next succeeding the time when the holders of the preferred stock become entitled to elect directors as provided above.

If any meeting of our shareholders shall be held while holders of preferred stock are entitled to elect two directors as provided above, and if the holders of at least a majority of the shares of preferred stock then outstanding shall be present or represented by proxy at such meeting or any adjournment thereof, then, by vote of the holders of at least a majority of the shares of preferred stock present or so represented at such meeting, the then authorized number of our directors shall be increased by two, and the holders of the preferred stock shall be entitled to elect the additional directors at such meeting. Each such additional director so elected shall not hold office beyond the annual meeting of the shareholders or a special meeting held in place thereof next succeeding the time when the holders of the preferred stock become entitled to elect two directors as provided above. Whenever the holders of the preferred stock shall be divested of special voting power as provided above, the terms of office of all persons elected as directors by the holders of the preferred stock as a class shall forthwith terminate, and the authorized number of our directors shall be reduced accordingly.

The affirmative vote or consent of at least a majority of the shares of preferred stock at the time outstanding shall be required for us to:

•	increase the authorized number of shares of preferred stock;

•	create or increase the authorized number of shares of any other class of stock ranking on a parity with the preferred stock either as to dividends or upon liquidation; or

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sell, lease or convey all or substantially all of our property or business, or voluntarily liquidate, dissolve or wind up the Company, or merge or consolidate the Company with any other corporation unless the resulting or surviving corporation will have after such merger or consolidation no stock either authorized or outstanding (except such stock of the corporation as may have been authorized or outstanding immediately preceding such merger or consolidation, or such stock of the resulting or surviving corporation as may be issued in exchange therefor) prior in rank either as to dividends or upon liquidation to the preferred stock or the stock of the resulting or surviving corporation issued in exchange therefor.

No consent of the holders of preferred stock shall be required in connection with any mortgaging or other hypothecation by us of all or any part of our property or business.

If a class of stock other than the preferred stock, prior in rank to or on a parity with the preferred stock as to dividends or upon liquidation, shall be created and issued, nothing shall prevent any such other class from being given the right, in case dividends thereon or sinking fund requirements, if any, thereof shall be in arrears, to vote as part of the same class as and equally with the preferred stock and to have and exercise, pari passu with the shares of preferred stock entitled to vote on any matters, any and all voting rights and powers with respect to the preferred stock.

Transactions with Ten Percent Shareholders

Our restated articles of incorporation provide that certain transactions between us and a beneficial owner of more than 10% of our voting stock (which includes preferred stock) must either:

•	be approved by a majority of our voting stock other than that held by such beneficial owner;

•	satisfy minimum price and procedural criteria set forth in our restated articles of incorporation; or

•	be approved by a majority of our directors who are not related to such beneficial owner.

The transactions covered by these provisions include mergers, consolidations, sales or dispositions of assets, adoption of a plan of liquidation or dissolution, or other transactions involving a beneficial owner of more than 10% of our voting stock.

Miscellaneous

The preferred stock offered hereby has no preemptive rights, is not liable for further assessments or calls and will be fully paid and non-assessable upon issuance. Shares of preferred stock which have been issued and reacquired in any manner by us shall resume the status of authorized and unissued shares of preferred stock and shall be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage in dividends or sinking fund installments except as may be set forth in the related prospectus supplement.

Transfer Agent and Registrar

The transfer agent and registrar for each series of preferred stock will be described in the related prospectus supplement.

DESCRIPTION OF COMMON STOCK

This section describes the general terms of the common stock. We have filed a copy of our restated articles of incorporation and our by-laws as exhibits to the registration statement. The common stock and the rights of common shareholders are subject to the applicable provisions of the Utah Revised Business Corporation Act (the “Act”), our restated articles of incorporation and our by-laws. We are presently authorized to issue 1,400,000,000 shares of common stock, par value $2.50 per share. As of January 29, 2021, an aggregate of 669,829,363 shares of common stock were outstanding.

Dividends

Subject to the rights of holders of any preferred stock which may be issued, the holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of any legally available funds. We may not pay dividends on common stock, other than dividends payable in common stock or any other class or classes of stock junior in rank to the preferred stock as to dividends or upon liquidation, unless all dividends accrued on outstanding preferred stock have been paid or declared and set apart for payment.

Voting Rights

Holders of common stock are entitled to one vote for each share held. Except as provided in the related prospectus supplement, any series of preferred stock will be entitled, with certain exceptions, to vote together with the holders of common stock as one class for the election of directors and upon all matters voted upon by shareholders. See “Description of Preferred Stock—Voting Rights.” In voting for the election of directors, holders of common stock shall not have the right to cumulate their votes. A director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast against removal.

Election of Directors

Pursuant to our by-laws, uncontested elections of directors generally are governed by Section 16-10a-1023(2) of the Act and contested elections of directors are governed by Section 16-10a-1023(3) of the Act.

Nominating Directors

A shareholder, or a group of up to 20 shareholders, that has continuously owned at least 3% of the common stock for at least three years, may nominate and include in the proxy materials up to the greater of two directors or 20% of the number of directors then in office, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the by-laws.

Special Meetings of Shareholders

A shareholder or group of shareholders owning the requisite number of shares prescribed by the Act may request that the board of directors call a special meeting of our shareholders by providing the requisite information described in our by-laws, which generally includes a statement of the purpose of the special meeting, the text of any proposals to be considered at the meeting and information regarding the identity of the shareholder(s), the reasons for conducting such business at such shareholder meeting, any agreement or other relationship among a group of shareholders, and interest or interests, including beneficial ownership, of the shareholder(s) in such business and in and to our common stock. If a request for a special meeting involves the nomination of one or more directors, the by-laws require that the nominating shareholder(s) provide additional information, including any information required by the applicable securities laws, regarding each shareholder nominee. The board of directors has the right to submit additional nominees to the shareholders at any special meeting requested by the shareholders for purposes of electing directors. If a request for a special meeting satisfies all of the applicable provisions of our by-laws and the Act, the special meeting will be held not more than 90 days after the date of the request for the meeting at a time and place to be determined by the board of directors, unless the board of directors has called or calls for an annual meeting to be held within 90 days after the request for special meeting is received.

Advance Notice Requirements

Our by-laws include provisions applicable to certain shareholder activities, including the submission of binding shareholder proposals, nominating candidates to serve as directors at annual meetings of shareholders and submission of other matters to be considered at the annual meeting of shareholders. Generally, a timely notice regarding the submission of binding shareholder proposals, director nominees and other business to be considered at an annual meeting of shareholders (other than non-binding proposals submitted pursuant to, and in compliance with, Rule 14a-8 of the Exchange Act) must be delivered to the Secretary at our principal executive offices not less than 90 days and not more than 120 days prior to the date of the anniversary of the previous annual meeting of shareholders. In addition to timely notice, shareholders must satisfy the applicable provisions of the Act and the by-laws, including the timely submission of information regarding the proposed business, the text of any proposals to be submitted to the shareholders and information regarding the identity of the shareholder(s), any agreement or other relationship among a group of shareholders, and the interest or interests, including beneficial ownership, of the shareholder(s) in and to our common stock. If the shareholder submission involves the nomination of one or more directors for consideration at the annual meeting, the by-laws require that the nominating shareholder(s) provide additional information, including any information required by the applicable securities laws, regarding each shareholder nominee.

Liquidation Rights

Any preferred stock would be senior to the common stock as to distributions upon our voluntary or involuntary liquidation, dissolution, distribution of assets or winding up. After distribution in full of the preferential amounts to be distributed to holders of preferred stock, holders of common stock will be entitled to receive all of our remaining assets available for distribution to shareholders ratably in proportion to the numbers of shares held by them, respectively, in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding up.

Transactions With Ten Percent Shareholders

The restated articles of incorporation provide for certain voting rights for the holders of our voting stock (including common stock) in the case of certain transactions between us and a beneficial owner of more than 10% of our voting stock. See “Description of Preferred Stock—Transactions With Ten Percent Shareholders.”

Miscellaneous

The common stock is not redeemable, has no preemptive or conversion rights and is not liable for further assessments or calls. All shares of common stock offered hereby will be fully paid and non-assessable.

Transfer Agent and Registrar

Computershare Trust Company of New York is the transfer agent and registrar for the common stock. The common stock is listed on the New York Stock Exchange.

Descriptions of our restated articles of incorporation, by-laws and sections of the Act are summaries only. You should review and rely on the actual and effective restated articles of incorporation, by-laws and sections of the Act.

DESCRIPTION OF SECURITIES WARRANTS

We may issue securities warrants for the purchase of debt securities or preferred stock. Securities warrants may be issued independently or together with any debt securities or shares of preferred stock offered by any prospectus supplement and may be attached to or separate from such debt securities or shares of preferred stock. The securities warrants will be issued under warrant agreements to be entered into between us and Wells Fargo Bank, National Association or The Bank of New York Mellon Trust Company, N.A., as warrant agent, or such other bank or trust company as is named in the prospectus supplement relating to the particular issue of securities warrants. The warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrants or beneficial owners of securities warrants. The following summaries of certain provisions of the form of warrant agreement and securities warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable warrant agreement and the securities warrants.

General

If securities warrants are offered, the prospectus supplement will describe the terms of the securities warrants, including the following if applicable to the particular offering:

•	the offering price;

•	the currency, currencies or currency units for which securities warrants may be purchased;

•

the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities purchasable upon exercise of the warrants and the price at which such debt securities may be purchased upon such exercise;

•

the designation, number of shares and terms of the series of preferred stock purchasable upon exercise of the securities warrants to purchase preferred stock and the price at which such shares of preferred stock may be purchased upon such exercise;

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the designation and terms of the debt securities or preferred stock with which the securities warrants are issued and the number of securities warrants issued with each such debt security or share of preferred stock;

•	the date on and after which the securities warrants and the related debt securities or preferred stock will be separately transferable;

•	the date on which the right to exercise the securities warrants shall commence and the date (the “Expiration Date”) on which such right shall expire;

•	whether the securities warrants will be issued in registered or bearer form;

•	a discussion of certain Federal income tax, accounting and other special considerations, procedures and limitations relating to the securities warrants; and

•	any other terms of the securities warrants.

We may exchange securities warrants for new securities warrants of different denominations. Securities warrants in registered form may be presented for registration of transfer. Securities warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their securities warrants, holders of securities warrants will not have any of the rights of holders of the debt securities or shares of preferred stock purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Securities Warrants

Each securities warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of preferred stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the securities warrant. Securities warrants may be exercised at such times as are set forth in the prospectus supplement relating to such securities warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by us), unexercised securities warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, securities warrants may be exercised by delivery to the warrant agent of the certificate evidencing such securities warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the securities warrants. Upon receipt of such payment and the certificate representing the securities warrants to be exercised properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of preferred stock purchasable upon such exercise. If fewer than all of the securities warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of securities warrants.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus through underwriters or dealers, through agents, directly to purchasers, or through a combination of any such methods of sale. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. We will identify the specific plan of distribution, including any underwriters, dealers, agents, or direct purchasers and their compensation, in a prospectus supplement.

LEGAL MATTERS

The validity of the offered securities will be passed upon for us by John A. Menicucci, Jr., Esquire, Assistant Secretary of the Company and Senior Counsel of Union Pacific Railroad Company, or another senior corporate counsel designated by us. Cravath, Swaine & Moore LLP, New York, New York, will pass upon certain matters for the underwriters, dealers or agents, unless otherwise specified in the prospectus supplement. As of February 8, 2021, Mr. Menicucci beneficially owned 1,110 shares of common stock, including unvested retention shares or units granted under our stock incentive plans. Cravath, Swaine & Moore LLP has provided legal services from time to time to us and our affiliates.

WHERE YOU CAN FIND MORE INFORMATION

We file current, annual and quarterly reports, proxy statements and other information with the SEC. Our filings with the SEC, including the registration statement, are available at the SEC’s website on the internet at http://www.sec.gov and at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We make available free of charge through our website at http://www.up.com copies of the reports, proxy statements and other information we file with the SEC as soon as reasonably practicable after we file such documents electronically with the SEC. The information on our website or linked to or from our website is not incorporated by reference into, and does not constitute a part of, this prospectus or any prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities. This prospectus, which constitutes a part of that registration statement, does not include all the information contained in that registration statement and its exhibits. For further information with respect to the securities, you should consult the registration statement and its exhibits.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement or to the documents incorporated by reference therein, each such statement being qualified in all material respects by such reference.

Any statement made in a document incorporated by reference or deemed incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we file with them, which means that we will disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any information that we file with the SEC after the date of this prospectus as part of an incorporated document will automatically update and supersede information contained in this prospectus.

We incorporate by reference the document listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

We also incorporate by reference any filings made with the SEC (other than any portion of those filings that are furnished under applicable SEC rules rather than filed) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the end of the offering made by this prospectus. The information contained on or accessible from our website (www.up.com) is not incorporated into and does not constitute a part of this prospectus or any accompanying prospectus supplement.

We will, upon request, provide without charge a copy of any or all of the documents incorporated or deemed to be incorporated by reference into this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or oral requests should be directed to: Union Pacific Corporation, 1400 Douglas Street, Omaha, Nebraska 68179, Attention: Corporate Secretary (telephone (402) 544-5000).

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of Union Pacific Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and the financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$1,900,000,000

$900,000,000 4.500% Notes due 2033

$600,000,000 4.950% Notes due 2052

$400,000,000 5.150% Notes due 2063

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities

Green Structuring Agent

Barclays

US Bancorp

Wells Fargo Securities

Senior Co-Managers

Citigroup

Credit Suisse

J.P. Morgan

Morgan Stanley

Co-Managers

Mizuho

MUFG

PNC Capital Markets LLC

Truist Securities

BNY Mellon Capital Markets LLC

Fifth Third Securities

Loop Capital Markets

R. Seelaus & Co., LLC

Mischler Financial Group, Inc.

September 6, 2022